EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-102089, 333-102091, 333-64193, 333-90361, and 333-140108 on Form S-8, No. 333-109116 and 333-140175 on Form S-3 and No. 333-90597 on Form S-4 of our reports dated June 23, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of School Specialty, Inc. and subsidiaries (the “Company”) and the Company’s internal control over financial reporting, (which report on the consolidated financial statements and consolidated financial statement schedule expresses an unqualified opinion and included an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standard No. 123(R), Share-Based Payment on April 30, 2006 and the adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 on April 29, 2007), appearing in this Annual Report on Form 10-K of School Specialty, Inc. for the year ended April 26, 2008.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

June 23, 2008